SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549






                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)   August 31, 1995



                           Atlantis Plastics, Inc.

             (Exact Name of Registrant as Specified in Charter)



   Florida                  1-9487              06-1088270

(State or Other           (Commission          (IRS Employer
Jurisdiction of          File Number)       Identification No.)
Incorporation)


1870 The Exchange, Suite 200, Atlanta, Georgia          30339

(Address of Principal Executive Offices)             (Zip Code)



Registrant's telephone number, including area code  (404) 953-4567




                 (Former name, if changed since last report)







Item 2.  Acquisition or Disposition of Assets

          On August 31, 1995, the Registrant sold all of the outstanding shares of capital stock of its wholly owned subsidiary, Western Pioneer Insurance Company, a California corporation
("WPIC"), to The Commerce Insurance Company, a Massachusetts corporation (the "Purchaser").

          The sale price for the WPIC shares was $12,000,000, subject to adjustment to reflect (a) the settlement of net intercompany charges between the Registrant and WPIC with respect to the tax allocation agreement and the management agreement between the Registrant and WPIC (both of which agreements have been terminated), and (b) the purchase by a wholly owned subsidiary of the Registrant of certain real estate owned by WPIC. Net proceeds to the Registrant, after taking into account such adjustments, were approximately $10,255,000 in cash.

          The sale price was determined through arms' length negotiations between the Registrant and the Purchaser.



Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

         (a) Not applicable.

         (b) Pro Forma Financial Information

            Pro forma financial information is not included because such information has previously been reflected in the Registrant's results of operations for continuing operations.

         (c) Exhibits

            The following exhibit is incorporated by reference in this Current Report on Form 8-K:

[CAPTION]


      Exhibit No.             Description

      2.1 Stock Purchase Agreement, dated as of May 18, 1995, between the Registrant and The Commerce Insurance
            Company, incorporated by reference to Exhibit 10.17 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

















































                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ATLANTIS PLASTICS, INC.



Dated:  September 13, 1995          By:/s/ Paul Rudovsky
                                           Paul Rudovsky
                                       Executive Vice President and
                                       Chief Financial Officer